Exhibit 99.3

                                October 17, 2002

United Natural Foods, Inc.
260 Lake Road
Dayville, CT 06241

Attention:  Todd Weintraub, Chief Financial Officer

      RE:  Third Amendment to Loan and Security Agreement

Dear Todd:

      Reference is made to the Loan and Security Agreement dated as of August 31, 2001 (as amended, the "Loan Agreement") among United Natural Foods, Inc. ("UNF"), Mountain People's Warehouse Incorporated ("MPW"), Nutrasource, Inc. ("Nutrasource"), Rainbow Natural Foods, Inc. ("Rainbow"), Stow Mills, Inc. ("SMI"), United Natural Foods Pennsylvania, Inc. ("UNFPA" and together with UNF, MPW, Nutrasource, Rainbow and SMI, the "Borrowers") each of the Lenders identified under the caption "Lenders" on the signature pages thereto and Fleet Capital Corporation as administrative and collateral agent for the Lenders (the "Agent"), Citizens Bank of Massachusetts (the "Syndication Agent"), U.S. Bank National Association (the "Documentation Agent") and Fleet Securities, Inc. (the "Arranger"), as amended by First Amendment dated April 16, 2002, and Second Amendment dated September 26, 2002. Capitalized terms not defined herein shall have the meanings ascribed thereto in the Loan Agreement.

      UNF has entered into a certain letter of intent (the "Letter of Intent") dated September 19, 2002 with Northeast Cooperatives ("NEC") pursuant to which UNF will make a certain bridge loan to NEC, UNF will form a subsidiary ("NEC Acquisition Corp.") and NEC will (ultimately) merge with and into NEC Acquisition Corp., all as described more fully therein (as described in the Letter of Intent, the "NEC Transaction"). UNF has requested the consent of the Lenders to the NEC Transaction and the Lenders have agreed to consent thereto, on the terms and conditions set forth herein.

      Accordingly, the parties hereto hereby agree as follows:

Waivers and Amendments

Acquisition of over $5,000,000. Section 9.2.1(a) is hereby waived insofar as it applies to the NEC Transaction.

Permitted Indebtedness. Section 9.2.3 is hereby waived insofar as it would prohibit Indebtedness of NEC, provided that such Indebtedness of NEC shall not exceed the following amounts: $20,000,000 of trade indebtedness incurred in the ordinary course of business; and $1,500,000 of unsecured Indebtedness for borrowed money.

Loans. Section 9.2.2 is hereby waived insofar as it would prohibit UNF from making the $10,000,000 bridge loan to NEC as described in paragraph 4 of the Letter of Intent, so long as UNF grants to the Agent a first priority security interest in such loan and the collateral therefore simultaneously therewith (including delivery of the note evidencing such loan and assignment of UCC financing statements to Agent).

Availability. Section 9.2.1(c) is hereby waived for a period commencing on the date hereof and continuing through and including the earlier of (1) February 14, 2003, and (2) any date on which refinancing of real estate owned by the Borrowers and Guarantors is completed (provided that nothing set forth herein shall be deemed to constitute the consent of the Agent or Lenders to such refinancing).

Covenants and Agreements. In consideration of the Lenders' agreements set forth herein, the Borrowers hereby agree as follows. The agreements set forth below shall be deemed to constitute covenants under the Loan Agreement.
On or before the closing date, the Borrowers shall provide the following items to the Agent, all in form and content satisfactory to the Agent, and duly executed (where applicable) by all parties thereto:

a Joinder Agreement pursuant to which NEC Acquisition Corp. (the surviving entity involved in the NEC Acquisition) shall become a "Borrower" for all purposes under the Loan Agreement;

duly filed UCC financing statements which serve to perfect Agent's security interest in all of NEC Acquisition Corp.'s personal property assets;

a stock pledge agreement pursuant to which UNF pledges 100% of the shares of NEC Acquisition Corp. to Agent, together with stock powers and stock certificates to perfect such pledge;

such other agreements as may be required by Agent (such as trademark security agreements and the like) to ensure that Agent holds a duly perfected security interest in all of NEC Acquisition Corp.'s assets;

a landlord's waiver for each location in which NEC Acquisition Corp. does business or maintains assets;

evidence satisfactory to Agent (including UCC, tax lien and similar search reports) that Agent holds a duly perfected, first priority security interest in the assets of NEC Acquisition Corp., subject to no other Liens except as permitted under the Loan Agreement;

confirmation that the bridge loan described in paragraph 4 of the Letter of Intent is no longer outstanding;

evidence of corporate authorization of the transactions contemplated hereby, together with legal opinions on behalf of NEC Acquisition Corp. and the Borrowers Guarantors in scope consistent with the legal opinion delivered in connection with the Loan Agreement;

updated casualty and liability insurance certificates with respect to NEC Acquisition Corp. and its assets, consistent with the requirements set forth in the Loan Agreement; and

payment of the reasonable fees and expenses of Agent's counsel in connection with any of the transactions contemplated hereby.

UNF shall compete the NEC Transaction substantially in accordance with the terms of the Letter of Intent without material amendment or waiver, not later than December 31, 2002.

UNF agrees that Agent may complete a field exam with respect to the assets and liabilities of NEC, including without limitation, inventory and accounts, on or before the consummation of the NEC Transaction; and further agrees that if such a field exam is not completed by such date, Agent may, in its discretion, impose reserves or reduce advance rates with respect to NEC's inventory and accounts used for purposes of calculating the Borrowing Base, until such a field exam is completed.

Representations and Warranties. The Borrowers hereby represent and warrant as follows:

Power, Authority, Etc. The Borrowers have the power and authority for the making and performing of this Third Amendment. This Third Amendment has been duly executed and delivered by or on behalf of the Borrowers pursuant to authority legally adequate therefore, and this Third Amendment is in full force


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

and effect and is a legal, valid and binding obligation of the Borrowers enforceable in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws and equitable principles affecting the enforcement of creditors' rights generally.

Incorporation of Representations and Warranties. The representations and warranties of the Borrowers contained in the Loan Agreement, after giving effect to the amendments thereto contemplated hereby, and except for any changes resulting only from the passage of time, are true and correct on and as of the date hereof as though made on and as of the date hereof and such representations and warranties are hereto incorporated in this Third Amendment as though fully set forth herein.

Corporate Purposes. The Borrowers hereby represent that the NEC Transaction is within the UNFI's general corporate purposes.

Conditions Precedent. This Amendment and the Agent's and Lenders' obligations hereunder shall not be effective until each of the following conditions are satisfied (the "Amendment Effective Date"):
Borrowers, Agent and the Required Lenders shall have duly executed and delivered this Amendment;

All requisite corporate action and proceedings of the Borrower in connection with this Amendment shall be satisfactory in form and substance to Agent; and

There shall have occurred no Default or Event of Default under the Loan
Agreement.

Miscellaneous
Counterparts. This Third Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Third Amendment by signing any such counterpart.

Force and Effect. Except as amended or modified by this Third Amendment, the Loan Agreement and each of its terms and provisions, shall continue in full force or effect.

Loan Document. This Third Amendment and all other documents executed in connection herewith are "Loan Documents" as such term is defined in the Loan Agreement. This Third Amendment and the other documents executed and delivered in connection herewith set forth the entire agreement of the parties with respect to the subject matter thereof and supersede any prior agreement and contemporaneous oral agreements of the parties concerning their subject matter.

Reaffirmation. By executing this Third Amendment, the undersigned Guarantors hereby assent to the execution and delivery of this Third Amendment and all other instruments and documents required to be executed and delivered pursuant thereto by the Borrowers, and to the performance by the Borrowers of their agreements and obligations hereunder and there under. Guarantors further affirm that neither the First Amendment to Loan and Security Agreement dated April 16, 2002, the Second Amendment to Loan and Security Agreement dated September 26, 2002 nor this Third Amendment nor the performance or consummation of any transactions contemplated thereby shall limit, restrict, extinguish or otherwise impair their agreements and obligations under the Guaranty Agreements, and Guarantors hereby acknowledge and reaffirm such obligations. Guarantors acknowledge, affirm and agree that the Guaranty Agreements are hereby ratified and confirmed and benefit the Lenders under the Loan Agreement, as amended.


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

      IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.


BORROWERS:                         UNITED NATURAL FOODS, INC.

                                   By: /s/ MICHAEL S. FUNK
                                       Name:  Michael S. Funk
                                       Title: Vice Chair and CEO


                                   MOUNTAIN PEOPLE'S WAREHOUSE
                                   INCORPORATED

                                   By: /s/ MICHAEL S. FUNK
                                       Name:  Michael S. Funk
                                       Title: Chair of the Board, President, CEO


                                   NUTRASOURCE, INC.

                                   By: /s/ MICHAEL S. FUNK
                                       Name:  Michael S. Funk
                                       Title: Chair of the Board, President, CEO
                                              Treasurer


                                   RAINBOW NATURAL FOODS, INC.

                                   By: /s/ MICHAEL S. FUNK
                                       Name:  Michael S. Funk
                                       Title: Chair of the Board, President


                                   STOW MILLS, INC.

                                   By: /s/ MICHAEL S. FUNK
                                       Name:  Michael S. Funk
                                       Title: Chair of the Board, President


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

                                   UNITED NATURAL FOODS OF
                                   PENNSYLVANIA, INC.

                                   By: /s/  MICHAEL S. FUNK
                                       Name:  Michael S. Funk
                                       Title: Chair of the Board


GUARANTORS:                        NATURAL RETAIL GROUP, INC.

                                   By: /s/  MICHAEL S. FUNK
                                       Name:  Michael S. Funk
                                       Title: Chair


                                   UNITED NATURAL TRADING, INC.

                                   By: /s/  MICHAEL S. FUNK
                                       Name:  Michael S. Funk
                                       Title: Chair of the Board


                                   THE HEALTH HUT, INC.

                                   By: ______________________________
                                       Name: ________________________
                                       Title: _______________________


                                   ALBERT'S ORGANICS, INC.

                                   By: /s/  MICHAEL S. FUNK
                                       Name:  Michael S. Funk
                                       Title: Chair of the Board


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

AGENT:                             FLEET CAPITAL CORPORATION,
                                   as Administrative Agent

                                   By: /s/ KIM BUSHEY
                                       Name:  Kim Bushey
                                       Title: Senior Vice President


LENDERS:                           FLEET CAPITAL CORPORATION, as a Lender

                                   By: /s/ KIM BUSHEY
                                       Name:  Kim Bushey
                                       Title: Senior Vice President


                                   CITIZENS BANK OF MASSACHUSETTS, as a Lender

                                   By: /s/ PAUL R. CRIMLISK
                                       Name:  Paul R. Crimlisk
                                       Title: Vice President


                                   U.S. BANK NATIONAL ASSOCIATION, as a Lender

                                   By: /s/ JOHN W. BALL
                                       Name:  John W. Ball
                                       Title: Vice President


                                   PNC BANK, NATIONAL ASSOCIATION, a Lender


                                   By: /s/ JOHN C. WILLIAMS
                                       Name:  John C. Williams
                                       Title: Vice President


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

                                   NATIONAL CITY BANK, a Lender

                                   By: ______________________________
                                       Name: ________________________
                                       Title: _______________________


                                   FIRST PIONEER FARM CREDIT, ACA, a Lender

                                   By: /s/ CAROL L. SOBSON
                                       Name:  Carol L. Sobson
                                       Title: Assistant Vice President


                                   ISRAEL DISCOUNT BANK
                                   OF NEW YORK, a Lender

                                   By: /s/ STEPHEN SHAPIRO
                                       Name:  Stephen Shapiro
                                       Title: First Vice President

                                   By: /s/ AMIR BARASH
                                       Name:  Amir Barash
                                       Title: Vice President


                                   WEBSTER BANK, a Lender

                                   By: /s/ JOHN H. FROST
                                       Name:  John H. Frost
                                       Title: Vice President


                                   SOVEREIGN BANK, a Lender

                                   By: /s/ CHRISTOPHER T. PHELAN
                                       Name:  Christopher T. Phelan
                                       Title: Senior Vice President


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